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                             ARTHUR ANDERSEN LLP

                                                                Exhibit 23(a)



                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report to the Board of Directors of Copley Properties, Inc. dated March 15, 1996, included in or made a part of the Form 8-K filed in conjunction with the EastGroup Properties and Copley Properties, Inc. merger effected on June 19, 1996.

Arthur Andersen LLP

Boston, Massachusetts
July 2, 1996